Exhibit 99.3

EXECUTION COPY

REINSURANCE AGREEMENT

REINSURANCE AGREEMENT (the ‘‘Reinsurance Agreement’’), dated as of August 1, 2006, made by and between Endurance Specialty Insurance Ltd., a Class 4 insurance company organized under the laws of Bermuda (the ‘‘Ceding Insurer’’) and Shackleton Re Limited, a Cayman Islands exempted company licensed as a Class B insurer (the ‘‘Reinsurer’’) (each a ‘‘Party’’ and collectively, the ‘‘Parties’’).

WITNESSETH:

The Reinsurer hereby reinsures the Ceding Insurer to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth in this Reinsurance Agreement.

ARTICLE I

DEFINITIONS

Unless defined herein, all capitalized terms in this Reinsurance Agreement shall have the meaning ascribed to them in the Credit Agreement. Any and all references herein to Tranche A and/or Coverage A shall have no force or effect.

‘‘Additional Premium’’ shall have the meaning ascribed to it in Section 9.1(c)(ii).

‘‘Aggregate Limit’’ shall mean the sum of all Coverage Limits in effect on the date of this Reinsurance Agreement.

‘‘A.M. Best’’ shall mean A.M. Best Company.

‘‘Ceding Insurer Bankruptcy Event’’ shall have the meaning ascribed to it in Section 9.1.

‘‘Commutation’’ shall have the meaning ascribed to it in Section 13.1.

‘‘Commutation Date’’ shall mean, with respect to each Coverage, the Payment Date that occurs 18 months from the first Payment Date following the first Event Reporting Date on which the first Event Payment was made to the Ceding Insurer.

‘‘Coverage’’ shall mean any Coverage A, any Coverage B or any Coverage C.

‘‘Coverage A’’ shall mean each cover for losses arising from Earthquake Events as in effect pursuant to an Endorsement to this Reinsurance Agreement.

‘‘Coverage B’’ shall mean each cover for losses arising from Hurricane Events as in effect pursuant to an Endorsement to this Reinsurance Agreement.

‘‘Coverage C’’ shall mean each cover for losses arising from Hurricane Events and Earthquake Events occurring in the Tranche C Risk Period as in effect pursuant to an Endorsement to this Reinsurance Agreement.

‘‘Coverage Limit’’ shall mean the Outstanding Principal Amount of the Tranche of Loans in support of the particular Coverage provided under an Endorsement to this Reinsurance Agreement.

‘‘Covered Area’’ with respect to Hurricane Events shall mean the following States: Alabama, Arkansas, Connecticut, Delaware, District of Columbia, Florida, Georgia, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Mississippi, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Vermont, Virginia, and West Virginia.

‘‘Covered Area’’ with respect to Earthquake Events shall mean the State of California.

‘‘Covered Event’’ shall mean an Earthquake Event or a Hurricane Event.

‘‘Covered Event Net Payments’’ shall have the meaning ascribed to it in Section 7.1.

‘‘Credit Agreement’’ shall mean the Credit Agreement dated as of July [ ], 2006, by and among the Reinsurer, the Lenders party thereto and Goldman Sachs Credit Partners L.P., as Syndication Agent and Administrative Agent.

‘‘Default’’ shall have the meaning ascribed to it in Section 15.1(a).

‘‘Effective Date’’ shall mean August 1, 2006.

‘‘Endorsement’’ shall mean one or more endorsements to this Reinsurance Agreement executed from time to time between the Reinsurer and the Ceding Insurer setting forth the Coverages under this Reinsurance Agreement in the form of Exhibit A hereto.

‘‘Event of Default’’ shall have the meaning ascribed to it in Section 15.1(b).

‘‘Incurred But Not Reported Losses’’ shall mean, for purposes of computing the Ceding Insurer's Ultimate Net Loss, liabilities for future payments on losses from a Covered Event that have already occurred but have not yet been reported to the Ceding Insurer and the expected future development on claims already reported to the Ceding Insurer from a Covered Event.

‘‘Incurred Losses’’ shall mean, for purposes of computing the Ceding Insurer's Ultimate Net Loss, losses that have been reported and either paid or reserved for future payment by the Ceding Insurer from a Covered Event.

‘‘Indenture’’ shall mean the Indenture, dated as of the date hereof by and between Shackleton Re Limited, as the Issuer, and JPMorgan Chase Bank, N.A., London Branch, as the Indenture Trustee and the Paying Agent, as amended and supplemented from time to time.

‘‘Initial Premium’’ shall have the meaning ascribed to it in Section 9.1(c)(i).

‘‘Loss Adjustment Expense’’ shall mean, with respect to the computation of Ultimate Net Loss, all costs and expenses allocable to specific claims that are incurred by the Ceding Insurer in the investigation, appraisal, adjustment, settlement, litigation, defense, or appeal of a specific claim, including court costs and costs of surety and appeal bonds and including (i) pre-judgment interest, unless included as part of the award or judgment; (ii) post-judgment interest; (iii) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including declaratory judgment expense; and (iv) a pro rata share of salaries and expenses of Ceding Insurer employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses from a Covered Event. Loss adjustment expense does not include unallocated expenses including, but not limited to, salaries and expenses of employees other than those referenced above in clause (iv) and office and other overhead expenses.

‘‘Losses in Excess of Policy Limits’’ shall mean, with respect to the computation of Ultimate Net Loss, those losses of the Ceding Insurer, or of its insured or reinsured, in excess of the limit of any contract of insurance or reinsurance from a Covered Event, provided that such excess loss was not incurred as a result of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

‘‘Moody's’’ shall mean Moody's Investor Services, Inc.

‘‘Negative Event Payment’’ shall mean a Tranche A Negative Event Payment, a Tranche B Negative Event Payment or a Tranche C Negative Event Payment, as applicable.

‘‘Original Coverage Limit’’ shall mean the Original Principal Amount of the Tranche of Loans in support of the particular Coverage provided under an Endorsement to this Reinsurance Agreement.

‘‘Party’’ shall have the meaning ascribed to it in the preamble.

‘‘Positive Event Payment’’ shall mean a Tranche A Positive Event Payment, a Tranche B Positive Event Payment or a Tranche C Positive Event Payment, as applicable.

‘‘Premium Payment’’ shall have the meaning ascribed to it in Section 9.1(a).

‘‘Premium Percentage’’ shall mean the aggregate for each outstanding Coverage of (a) the sum of (i) Premium R Percentage plus (ii) the Premium S Percentage plus (iii) the Premium E Percentage, multiplied by (b) a fraction (1) the numerator of which is the number of calendar days elapsed in the applicable Interest Period and (2) the denominator of which is 90.

‘‘Premium E Percentage’’ shall mean, with respect to each Coverage, (a) 0 (zero) with respect to each Interest Period that is not an Extension Period or (b) the annual extension spread percentage specified in the applicable Endorsement for the applicable Extension Period.

‘‘Premium R Percentage’’ shall mean, with respect to each Coverage, the annual interest spread percentage specified in the applicable Endorsement.

‘‘Premium S Percentage’’ shall mean, with respect to each Coverage, the annual swap spread percentage specified in the applicable Endorsement.

‘‘Proof of Loss’’ shall have the meaning ascribed to it in Section 13.2.

‘‘Reinstatement’’ shall have the meaning ascribed to it in ARTICLE XIV.

‘‘Remaining Limit’’ shall have the meaning ascribed to it in ARTICLE XIV.

‘‘S&P’’ shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

‘‘Trust Agreement’’ shall mean the Trust Agreement, dated as of the date hereof, by and among the Reinsurer, as Grantor, JPMorgan Chase Bank, N.A. as Trustee, and each of the Swap Counterparty, the Ceding Insurer and the Administrative Agent (as agent for the Lenders) as the Beneficiary.

‘‘Trustee’’ shall mean JPMorgan Chase Bank, N.A., as trustee under the Trust Agreement.

‘‘Ultimate Net Loss’’ shall have the meaning ascribed to it in ARTICLE XII.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

In order to induce the other party to enter into this Reinsurance Agreement and to effect the transactions contemplated hereby, the Reinsurer and the Ceding Insurer each represents and warrants to the other party, on the Closing Date, that the following statements are true and correct:

2.1    Organization; Requisite Power and Authority; Qualification.    The representing party (a) is duly organized, validly existing and in good standing under the laws of its domicile jurisdiction and (b) has all requisite power and authority to carry out the transactions contemplated by this Reinsurance Agreement.

2.2    Due Authorization.    The execution, delivery and performance of this Reinsurance Agreement have been duly authorized by all necessary action by the representing party.

2.3    No Conflict.    The execution, delivery and performance by the representing party of this Reinsurance Agreement and the consummation of the transactions contemplated by this Reinsurance Agreement do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to the representing party, any of the Organizational Documents of the representing party, or any material order, judgment or decree of any court or other agency of government binding on the representing party except to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; or (c) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the representing party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

2.4    Governmental Consents.    The execution, delivery and performance by the representing party of this Reinsurance Agreement and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority other than any such registrations, consents, approvals, notices and other actions which will be obtained or made on or before the Closing Date, and except for any such registrations, consents, approvals, notices and other actions the failure of which will not have a Material Adverse Effect.

2.5    Binding Obligation.    The Reinsurance Agreement has been duly executed and delivered by the representing party and is its legally valid and binding obligation, enforceable against the representing party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

ARTICLE III

TERM

3.1    Term.    This Reinsurance Agreement shall become effective on the Effective Date and shall remain in force until the later of (i) the Scheduled Maturity Date or (ii) the latest Extended Maturity Date of the last Tranche of Loans outstanding under the Credit Agreement; provided that this Reinsurance Agreement shall earlier terminate with respect to the relevant Coverage upon the occurrence of a Prepayment Event or acceleration with respect to the related Tranche of Loans under the Credit Agreement, in accordance with Section 3.2.

3.2    Early Termination.    In the event of a Prepayment Event or an acceleration with respect to a Tranche of Loans under the Credit Agreement, this Reinsurance Agreement shall terminate with respect to the relevant Coverage on the Prepayment Date or such date of acceleration, provided, however, that if an Event Payment has been made to the Ceding Insurer prior to a Prepayment Date or such date of acceleration, this Reinsurance Agreement shall terminate on the latest Commutation Date.

ARTICLE IV

BUSINESS COVERED

This Reinsurance Agreement covers insured losses as specified in the applicable Endorsement to this Reinsurance Agreement caused by one or more Covered Events within the Covered Area occurring during the applicable Risk Period.

ARTICLE V

TERRITORIAL LIMITS

The territorial limit of this Reinsurance Agreement is the Covered Area for each Covered Event.

ARTICLE VI

AGGREGATE LIMIT

The total amount recoverable from the Reinsurer under this Reinsurance Agreement in the aggregate shall not exceed the Aggregate Limit.

ARTICLE VII

LOSS PAYMENTS

7.1    Payment Limitations for Each Coverage.    The Reinsurer's obligations with respect to each Coverage under this Reinsurance Agreement are limited to the lesser of (i) the Positive Event Payments due and payable with respect to each Coverage in effect for a Covered Event less the Negative Event Payments receivable with respect to each Coverage in effect for a Covered Event, the difference being the ‘‘Covered Event Net Event Payments’’ for each Coverage for a Covered Event, and (ii) the Ultimate Net Loss of the Ceding Insurer for each such Covered Event, subject to the terms and conditions set forth herein.

7.2    Reinsurer Payments.    For each Covered Event, the Reinsurer agrees to pay to the Ceding Insurer on each Payment Date after an Event Reporting Date an amount equal to the sum of (i) the Tranche A Positive Event Payment, if any, payable with respect to each Coverage A in effect, (ii) the Tranche B Positive Event Payment, if any, payable with respect to each Coverage B in effect and (iii) the Tranche C Positive Event Payment, if any, payable with respect to each Coverage C in effect. In addition, the Reinsurer agrees to pay to the Ceding Insurer on each Payment Date an amount equal to any difference between the estimated Premium Payment and the actual calculated Premium Payment as the result of any adjustment as set forth under Section 9.1(a). Such payments shall be made by the Reinsurer on each such Payment Date until the earlier of (i) the Payment Date which occurs 18 months from the first Payment Date following the first Event Reporting Date and (ii) the later of the Scheduled Maturity Date or the Extended Maturity Date, as the case may be, or, in case of an Prepayment Event, the Prepayment Date. Each such payment by the Reinsurer shall be made by the Trustee, on behalf of the Reinsurer, with funds available in the applicable Collateral Account as provided in the Trust Agreement.

7.3    Ceding Insurer Payments.    For each Covered Event, the Ceding Insurer agrees to reimburse the Reinsurer on each Payment Date after each Event Reporting Date an amount equal to the sum of (i) the Tranche A Negative Event Payment, if any, payable with respect to each Coverage A in effect, (ii) the Tranche B Negative Event Payment, if any, payable with respect to each Coverage B in effect, and (iii) the Tranche C Negative Event Payment, if any, payable with respect to each Coverage C in effect. Such payments shall be made to the applicable Collateral Account by the Ceding Insurer on each such Payment Date until the earlier of (i) the Payment Date which occurs 18 months from the first Payment Date following the first Event Reporting Date and (ii) the later of the Scheduled Maturity Date or the Extended Maturity Date, as the case may be, or, in case of an Prepayment Event, the Prepayment Date.

7.4    Ultimate Net Loss Limitation.    As stipulated in Section 7.1, the Covered Event Net Event Payments payable by the Reinsurer for each Covered Event will be limited to the Ultimate Net Loss of the Ceding Insurer for each Covered Event as of the Commutation Date.

ARTICLE VIII

REQUEST FOR EVENT REPORT

No claims shall be made upon the Reinsurer under any Coverage in effect, and the Reinsurer has no liability for any losses hereunder, unless and until the Reinsurer has received from the Calculation Agent for each potential Covered Event the initial Event Report stating that a Covered Event has in fact occurred and stating the Event Payment amount payable to the Ceding Insurer with respect to such Coverage, subject to the Aggregate Limit.

ARTICLE IX

REINSURANCE PREMIUM

9.1    Premium Amounts.    (a)    On the Business Day immediately preceding each Payment Date up to and including the earlier of (i) any Prepayment Date and (ii) the later of (x) the Scheduled Maturity Date or (y) the final Extended Maturity Date, the Ceding Insurer shall for each Coverage in effect pay an amount (the ‘‘Premium Payment’’) equal to the Premium Percentage multiplied by the Coverage Limit for each Coverage under this Reinsurance Agreement as of the first day of the relevant Interest Period, provided, however, that for the first four successive Interest Periods for each Coverage beginning on the Closing Date, the Ceding Insurer shall for each Coverage in effect pay an amount equal to the Premium Percentage multiplied by the Original Coverage Limit for such Coverage; provided, further, that in the event (A) there shall be a payment default or an event of default under any material indebtedness of the Ceding Insurer, (B) the Ceding Insurer's financial strength rating is downgraded below ‘‘A−’’ by A.M. Best, ‘‘A−’’ by S&P or ‘‘A3’’ by Moody’s or (C) an event of bankruptcy, insolvency, liquidation, receivership or similar event in respect of the Ceding Insurer (such an event, a ‘‘Ceding Insurer Bankruptcy Event’’) shall have occurred, payments made by the Ceding Insurer pursuant to this Section 9.1 shall be made (x) on the third Business Day immediately preceding the first Payment Date following any of (A), (B) or (C) above for the relevant Interest Period and, on an estimated basis, one succeeding Interest Period and (y) on the third Business Day immediately preceding each Payment Date thereafter, on an estimated basis, for one succeeding Interest Period, adjusted, if necessary, for any difference between the estimated Premium Payment made for the immediately preceding Interest Period and the actual calculated Premium Payment for such preceding Interest Period. On the later of the day that both (x) a Ceding Insurer Bankruptcy Event shall have occurred and (y) the Residual Amount (calculated in respect of the then next succeeding Payment Date) exceeds the then current Outstanding Principal Amount, the Ceding Insurer shall pay an additional premium equal to the excess of the Residual Amount (as so calculated), if any, over the Outstanding Principal Amount as of such date, to the extent such excess is greater than zero. In connection with any payment of the Residual Amount, if any, under the Credit Agreement, the Ceding Insurer shall pay an additional amount equal to such Residual Amount on the Business Day immediately preceding the date on which such Residual Amount is required to be paid under the Credit Agreement. In connection with any acceleration of Loans under the Credit Agreement, the Ceding Insurer shall pay upon demand an amount equal to the Premium Percentage multiplied by the applicable Coverage Limit as of the first day of the relevant Interest Period multiplied by a fraction, the numerator of which shall be the number of days elapsed in such Interest Period as of the date upon which such amount is paid by the Ceding Insurer and the denominator of which shall be 90. Following the occurrence of a Prepayment Event IV, the Ceding Insurer shall pay an additional premium equal to the Prepayment IV Amount on the Business Day immediately preceding the Prepayment Date.

(b)    Premium Payments shall be computed on the basis of the actual number of days elapsed and a 360-day year; provided, however, that with respect to any advanced payment upon the Ceding Insurer's downgrade described in Section 9.1(a) above, Premium Payments shall be computed for the entire succeeding Interest Period.

(c)    The Ceding Insurer shall make the following additional premium payments to the Reinsurer:

(i)    Initial Premium:    On the Closing Date, in an amount equal to expenses incurred by the Reinsurer in connection with the establishment of the credit facility pursuant to the Credit Agreement and certain anticipated operating and administrative expenses as set forth on Schedule A hereto, and certified by the Reinsurer in the form attached hereto as Exhibit B (the ‘‘Initial Premium’’); and

(ii)    Additional Premium:    (A) On each annual anniversary of the Closing Date, in an amount equal to the operating expenses expected to be incurred in the following year by the Reinsurer not previously paid pursuant to Section 9.1(c)(i) or 9.1(c)(ii), including those set forth on Schedule A hereto (allocated ratably in accordance with the principal amount of indebtedness outstanding at the time of payment, as applicable, with similar expenses payable in connection with the reinsurance agreement related to the Indenture) and (B) within fifteen (15) calendar days following written request from the Reinsurer specifying the application of such funds, the Ceding Insurer shall pay to the Reinsurer or its designee an amount equal to the fees agreed by the Reinsurer relating to Schedule A hereto and not previously covered or paid pursuant to Section 9.1(c)(i) or 9.1(c)(ii)(A) and (C) at the time any gross-up or indemnity payment or payment with respect to any transfer of Loans by a Non-Permitted Lender is required to be made by the Reinsurer to the Lenders in respect of taxes, reserve requirements or other matters under the Credit Agreement, an amount equal to such gross-up, indemnity or costs, and certified by the Reinsurer in the form attached hereto as Exhibit D (the ‘‘Additional Premium’’).

ARTICLE X

OFFSET

The Parties hereto shall have the right to offset any balance or balances, on account of premiums or on account of Event Payments, due from one Party to the other Party under this Reinsurance Agreement. Neither Party hereto shall have the right to offset any balance or balances due and payable to the one Party from the other Party under this Reinsurance Agreement with any balance or balances due and payable to the one Party from the other Party other than under this Reinsurance Agreement.

ARTICLE XI

RESET

11.1    The Reinsurer shall enter into a Calculation Agent Agreement with the Calculation Agent pursuant to which the Calculation Agent will, using the RMS Updated Industry Exposure Data as of the applicable Calculation Date, and using the Escrow Model, reset effective as of July 31 of each year (i) the Trigger Amount for each Coverage to the nearest one million dollars such that the modeled annual exceedance probability is the highest percentage equal to or less than the applicable Initial Modeled Trigger Probability for such Coverage, (ii) the Exhaustion Amount for each Coverage to the nearest one million dollars such that the average annual modeled expected loss is the highest percentage equal to or less than the applicable Initial Modeled Expected Loss for such Coverage, (iii) the Insurance Percentage for each Coverage derived from dividing the Coverage Limit on the applicable Calculation Date by the difference between the Updated Exhaustion Amount and the Updated Trigger Amount for such Coverage, provided, however, that such percentage will not be greater than 100% and (iv) the Activation Event Trigger Amount for each Coverage C to the nearest one million dollars such that the modeled annual exceedance probability is the highest percentage equal to or less than the applicable Activation Event Initial Modeled Trigger Probability for such Coverage C.

11.2    No Event Payments will be made to the Ceding Insurer in respect of any Annual Risk Period (except in the first Annual Risk Period) or Tranche C Risk Period unless the Calculation Agent has established and confirmed to the Reinsurer (i) the Updated Trigger Amounts, (ii) the Updated Exhaustion Amounts and (iii) the Updated Insurance Percentages, in each case applicable for such Risk Period.

ARTICLE XII

ULTIMATE NET LOSS

The term ‘‘Ultimate Net Loss’’ shall mean the sum of (i) Incurred Losses, including any pre-judgment interest which is included as part of the award or judgment; (ii) Incurred But Not Reported Losses; (iii) Loss Adjustment Expenses; and (iv) 100% of Losses in Excess of Policy Limits of the Ceding Insurer from a Covered Event after making deductions for all recoveries, all salvages and all claims upon other reinsurances, whether collected or not.

All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Reinsurance Agreement shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto; provided however that nothing in this clause shall be construed to mean that losses under this Reinsurance Agreement are not recoverable until the Ceding Insurer's Ultimate Net Loss has been ascertained.

ARTICLE XIII

COMMUTATION

13.1    Commutation.    With respect to each Covered Event for which an Event Payment has been made to the Ceding Insurer, the Reinsurer and the Ceding Insurer agree to settle all claims and obligations with respect to that portion of the Coverage relating to the Covered Event, which settlement shall be based on the Ceding Insurer's Ultimate Net Loss (‘‘Commutation’’). Such Commutation shall be effected as of the Commutation Date.

13.2    Proof of Loss.    The Ceding Insurer shall submit to the Reinsurer a proof of loss claim (‘‘Proof of Loss Claim’’) in the form of Exhibit C hereto within 30 days from the Commutation Date. Such Proof of Loss Claim shall present the Ceding Insurer's Ultimate Net Loss as defined in Section XI.

13.3    Settlement.    If the aggregate Event Payments paid to the Ceding Insurer in respect of a Covered Event exceeds the Ultimate Net Loss, the Ceding Insurer shall refund the difference to the Reinsurer, with interest from the Commutation Date computed at LIBOR, as in effect under the Credit Agreement in respect of the applicable Tranche during such period, within 60 days from the date of the Proof of Loss Claim. If the aggregate Event Payments paid to the Ceding Reinsurer in respect of a Covered Event are less than the Ultimate Net Loss, the Reinsurer shall be under no circumstances be obligated to make any further payments to the Ceding Insurer with respect to such Covered Event.

ARTICLE XIV

REINSTATEMENT

In the event that any portion of the Coverage Limit provided under one or more Endorsements to this Reinsurance Agreement and paid to the Ceding Insurer as Event Payments is returned to the Reinsurer as a result of any Negative Event Payment or a Commutation, coverage up to a limit equal to the amount so reimbursed (the ‘‘Remaining Limit’’) shall be automatically reinstated at the time of such reimbursement until the earlier of (a)(i) the termination of this Reinsurance Agreement, solely with respect to Negative Event Payments or (ii) three calendar years, solely with respect to a Commutation and (b) exhaustion of the Remaining Limit (‘‘Reinstatement’’). The Reinstatement of the Remaining Limit will apply to the terms of each individual Endorsement, including the respective trigger, exhaustion, and insurance percentage for such Endorsement as of the last Reset Date. For each amount so reinstated, the Ceding Insurer will pay no additional reinstatement premium.

ARTICLE XV

EVENTS OF DEFAULT AND ILLEGALITY

15.1    (a)    Default.    The occurrence at any time with respect to a Party of any of the following events constitutes a ‘‘Default’’ with respect to such Party:

(i)    Failure to Pay.    Failure to make, when due, any payment under this Reinsurance Agreement.

(ii)    Other Breach of Contract.    Failure to comply with or perform any other material obligation under this Reinsurance Agreement.

(b)    Right to Terminate Following an Event of Default.    Unless a Default is cured by the defaulting Party within 5 Business Days of the receipt of notice (in the form attached hereto as Exhibit E) from the non-defaulting Party, specifying the relevant Default, the Default shall constitute an ‘‘Event of Default’’ and the non-defaulting Party shall have the right to immediately terminate this Reinsurance Agreement, without prejudice to the non-defaulting Party's right to collect any payments due to such non-defaulting Party hereunder. The failure of the Ceding Insurer to make any Premium Payment shall automatically, without notice or any other action by any party, upon continuing for 5 Business Days be an ‘‘Event of Default’’ and a Prepayment Event IV.

ARTICLE XVI

DELIVERY OF REPORTS AND CERTIFICATION OF COVERED EVENTS

16.1    Delivery of Reports.    So long as any of the Coverage Limits are outstanding, the Reinsurer shall promptly deliver, or cause to be delivered, to the Ceding Insurer copies of all reports and notices received by the Reinsurer, including Available Information, in each case with a copy to the Administrative Agent. In addition, the Ceding Insurer at all times shall have the right to inspect the books and records of the Reinsurer which relate to this Reinsurance Agreement. This right shall survive the termination of this Reinsurance Agreement.

16.2    Event Notice.    Following a potential Covered Event, the Ceding Insurer may give written notice to the Reinsurer in the form attached hereto as Exhibit F (‘‘Request for an Event Notice’’). Upon receipt of a Request for an Event Notice, the Reinsurer shall promptly issue an Event Notice to the Calculation Agent. Such Event Notice must be given within 30 calendar days from the Date of Loss for such potential Covered Event but may not be given later than 10 Business Day prior to the later of the Scheduled Maturity Date and the Extended Maturity Date, as applicable.

16.3    Activation Event Notice.    Following a potential Activation Event, the Ceding Insurer may give written notice to the Reinsurer in the form attached hereto as Exhibit G (‘‘Request for an Activation Event Notice’’). Upon receipt of a Request for an Activation Event Notice, the Reinsurer shall promptly issue an Activation Event Notice to the Calculation Agent. Such Activation Event Notice must be given within 30 calendar days from the Date of Loss for such potential Activation Event and must be given with respect to all (but not less than all) of the Tranche C Loan for which a Tranche C Activation Period is in effect.

16.4    Activation Extension Notice.    At any time, but no later than on the Extension Determination Date, the Ceding Insurer may require that the Reinsurer extend the Scheduled Maturity Date with respect to all (but not less than all) of the Tranche C Loan which matures on the same Scheduled Maturity Date by giving written notice to the Reinsurer in the form attached hereto as Exhibit H (‘‘Activation Extension Notice’’).

16.5    Development Period Extension Notice.    At any time, but no later than on any Extension Determination Date, the Ceding Insurer may require that the Reinsurer extend the Scheduled Maturity Date with respect to a Tranche of Loans to the last day of the first Interest Period ending after such Scheduled Maturity Date and may thereafter require that the Reinsurer extend the Extended Maturity Date for up to seven additional Interest Periods by giving written notice to the Reinsurer in the form attached hereto as Exhibit I (‘‘Development Period Extension Notice’’). Such notice shall specify whether a Discretionary Development Period Extension Event or a Conditional Development Period Extension Event is elected, the Extended Maturity Date and all Tranches of Loans subject to extension. If an Event Payment has been made to the Ceding Insurer following a Covered Event with a Date of Loss within 12 months of the Scheduled Maturity Date, the Ceding Insurer shall require that the Reinsurer extend the Scheduled Maturity Date and shall continue to request extensions until the Payment Date which occurs immediately after the earlier of (i) 18 months from the Date of Loss of such Covered Event or (ii) the date when PCS releases a Catastrophe Bulletin with its final resurvey estimate for such Covered Event, provided however, that the Ceding Insurer may, at its option, continue to request extensions past such Payment Date if the conditions for a Development Period Extension Event are satisfied.

16.6    Prepayment Event.    The Ceding Insurer shall have the right to give notice of a Prepayment Event to the Reinsurer in the form attached hereto as Exhibit J (‘‘Notice of Prepayment’’), which will cause a Prepayment of the outstanding Loans.

16.7    Calculation Agent Failure.

(a)    In the event of any failure by the Calculation Agent to perform its duties and obligations under the Calculation Agent Agreement, the Reinsurer shall promptly notify the Ceding Insurer of such failure and of the proposed substitute calculation agent, if any. Such notice shall be in the form attached hereto as Exhibit K.

(b)    Upon receipt of the notification of a substitute calculation agent as set forth in subsection (a) above, the Ceding Insurer shall promptly notify the Reinsurer whether the proposed substitute calculation agent is satisfactory to the Ceding Insurer, and if so, confirm that the proposed substitute calculation agent is not affiliated with the Ceding Insurer. Such notice shall be in the form attached hereto as Exhibit L.

16.8    LIBOR, etc.    The Reinsurer shall cause the Trustee to provide notice to the Ceding Insurer of the applicable LIBOR, Interest Spreads and Extension Spreads and the amount of interest payments to be made under the Credit Agreement.

ARTICLE XVII

GOVERNING LAW AND ARBITRATION

17.1    Governing Law.    This Reinsurance Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to conflicts of laws principles.

17.2    Arbitration.    All, or any, disputes arising between the Ceding Insurer and the Reinsurer under this Reinsurance Agreement, including but not limited to any dispute arising out of the interpretation, performance, valuation, or breach of contract, including formation and validity of this Reinsurance Agreement, shall be referred to a panel of arbitrators (the ‘‘Arbitration Panel’’) as appointed under clauses (a) and (b) of this Section 17.2 and qualified under clause (c) of this Section 17.2.

(a)    Arbitrator Appointment.    The party requesting arbitration (hereinafter, the ‘‘claimant’’), shall appoint its arbitrator and give written notice thereof and of the contract at issue and the nature of the claims and/or issues to be decided, to the party or parties against whom it is arbitrating (hereinafter, the ‘‘respondent’’). Unless the parties to the dispute agree upon a single arbitrator within ten (10) Business Days of receiving such notice of appointment from the claimant, within thirty (30) calendar days of receiving such notice the respondent shall appoint its arbitrator and give to the claimant written notice thereof and of additional claims and/or issues to be decided. Should the respondent fail to provide notice of its appointed arbitrator to the claimant within such thirty (30) calendar day period, the claimant will appoint an arbitrator on behalf of the respondent.

(b)    Umpire Appointment.    The two arbitrators under clause (a) immediately above, shall appoint a third arbitrator to be called the ‘‘umpire’’ within thirty (30) calendar days after both have been appointed. Should the arbitrators fail to agree on an umpire within such thirty (30) calendar day period, the claimant and the respondent shall each nominate two umpire candidates and shall draw lots from among those nominated, and the individual chosen by lot shall act as umpire. Should a party not participate in the process within the time periods set forth in this paragraph, the non-defaulting party may choose the umpire candidate based upon its good faith judgment. Such choice shall be binding on the defaulting party.

(c)    Qualifications.    No arbitrator or umpire shall be under the control of either the Ceding Insurer or the Reinsurer, nor any affiliate, nor any agent, hired or retained law firm, hired or retained accounting firm, hired or retained consultant, or hired or retained expert, or any other authorized representative of the foregoing. Each arbitrator and the umpire shall have at least ten (10) years of insurance or reinsurance experience and be an active or former officer or principal of an insurance or reinsurance entity, with knowledge about the line of business at issue; be disinterested, unbiased and impartial, and shall not have a direct or indirect financial interest in the outcome of the arbitration. No former director or officer of either party or their parent or affiliates can serve as an arbitrator or an umpire. No individual shall serve as an authorized representative of a party to the dispute if it is reasonably likely that such person shall be a testifying witness during the arbitration. All members of the Arbitration Panel shall have a continuing obligation to reveal to the other Arbitration Panel members and to the parties, on the record of the arbitration, their and their spouses and partners, known past, present and future business and personal relationships with the parties, the parties' authorized representatives, other Arbitration Panel members and with potential witnesses if identified in documents provided to the Arbitration Panel.

17.3    Interpretation of Reinsurance Agreement.    The Arbitration Panel shall interpret this Reinsurance Agreement with due regard to custom and practice of the insurance and reinsurance industry. The Arbitration Panel is relieved of all judicial formalities and may abstain from following the strict rules of evidence. Cross examination and rebuttal shall be allowed within the time limits set by the Arbitration Panel. They shall make their award with a view to effecting the general purpose of this Reinsurance Agreement in a reasonable manner.

17.4    Confidentiality.    The parties to the arbitration, their authorized representatives, and the Arbitration Panel shall keep confidential all briefs, depositions and transcripts generated in the course of the arbitration, documents created for the arbitration or produced by the parties or third parties, and any award or decision, interim or final, correspondence, oral discussions and other information exchanged in connection with the proceedings will be kept confidential, except to the parties' parents, and as permitted under ARIAS-U.S. 2004 Confidentiality Agreement Sample Form 3.3 or as otherwise agreed by the parties. Commercially reasonable efforts shall be taken to preserve the confidentiality of the award and the parties to the arbitration, in any enforcement of the award or as necessary to enforce the award.

17.5    Sharing of Arbitration Expenses.    Unless otherwise allocated by the Arbitration Panel, each party shall bear the expense of its own appointed arbitrator and shall jointly and equally bear with the other party to the arbitration the expense of the umpire. All other costs of the arbitration shall be jointly and equally shared by the parties to the arbitration, except at the discretion of the Arbitration Panel the Arbitration Panel may direct to and by whom and in what manner such costs shall be paid.

17.6    Location and Law of the Arbitration.    The seat of the arbitration shall be in Hamilton, Bermuda (unless the parties to the arbitration shall otherwise mutually agree to a different seat of arbitration) and the Arbitration Panel to the extent it looks to applicable law shall apply the laws as set forth in Section 17.1 of this Reinsurance Agreement.

17.7    Arbitration Award and Enforcement.    The award of the Arbitration Panel shall be in writing, final, and binding upon the parties who covenant to carry out the same. The Arbitration Panel is authorized to award any remedy or sanction allowed by applicable law, including but not limited to monetary damages other than punitive or exemplary damages; equitable relief, if agreed to by the parties at the organizational meeting; any pre- or post-award interest; costs of the arbitration; attorney fees and disbursements; and other final or interim relief. If either of the parties to the arbitration should fail to carry out any award, the other may apply for its enforcement to a court of competent jurisdiction in any jurisdiction in which the party in default is domiciled or has assets or carries on business and the defaulting party, regardless of the law of that jurisdiction, shall not contest the entering and the enforcement of the award in such jurisdiction, except as permitted by the Federal Arbitration Act.

17.8    This Article XVII shall survive the expiration of this Reinsurance Agreement, as long as any party has rights under this Reinsurance Agreement.

ARTICLE XVIII

COVENANTS OF REINSURER AND CEDING INSURER

18.1    Amendment of Credit Agreement.    The Reinsurer has entered into the Credit Agreement with the Lenders. The Reinsurer shall not amend, supplement or modify any provision of the Credit Agreement that requires the consent of Ceding Insurer, without the prior written consent of Ceding Insurer.

18.2    Covenant by the Reinsurer.    The Reinsurer shall comply with all covenants in the Credit Agreement as in effect on the date hereof, and as may be amended from time to time.

18.3    Limited Recourse.    All obligations of and any claims against the Reinsurer under this Reinsurance Agreement shall be with recourse solely to the Collateral (which shall include claims that may be asserted by the Reinsurer with respect to contractual obligations of third parties to the Reinsurer with respect to such Collateral, but shall not include the proceeds of the issuance of its ordinary shares (US$5,000), the additional amount of US$1,500, and any proceeds earned thereon).

18.4    Extinguishment of Obligations.    Notwithstanding anything to the contrary in this Reinsurance Agreement, all obligations of and any claims against the Reinsurer hereunder shall be extinguished and shall not thereafter revive in the event that, at any time, the Collateral is exhausted (and there are no claims that may be asserted by the Reinsurer with respect to contractual obligations of third parties to the Reinsurer). The Ceding Insurer shall have no further claim thereafter against the Reinsurer, its directors, officers or shareholders for any shortfall in the Collateral. The Ceding Insurer shall only have recourse to the Collateral for satisfaction of the Reinsurer's obligations hereunder. The proceeds from the issuance of the Reinsurer's ordinary shares (US$5,000), an additional amount of US$1,500 and any proceeds earned thereon shall not form part of the assets available to satisfy the Reinsurer's obligations. The provisions of this Section 18.4 shall survive the termination of this Reinsurance Agreement.

18.5    Non-petition.    The Ceding Insurer, by entering into this Reinsurance Agreement, hereby covenants and agrees that it will not at any time institute against the Reinsurer, or join in any institution against the Reinsurer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations hereunder until the expiration of one year and one day from the from the day when no notes issued under the Indenture are outstanding and no loans under the Credit Agreement are outstanding. The provisions of this Section 18.5 shall survive the termination of this Reinsurance Agreement.

ARTICLE XIX

INSOLVENCY

In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of the Ceding Insurer, all amounts payable hereunder shall be payable directly to such conservator, liquidator or statutory successor of the Ceding Insurer on the basis of the liability of the Ceding Insurer, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.

ARTICLE XX

MISCELLANEOUS

20.1    Liability of Officers, Directors, Members, Agents and Employees.

(a)    No liability shall attain in favor of the Reinsurer against any officer, director, member, agent or employee of the Ceding Insurer but this Reinsurer shall look solely to the assets of the Ceding Insurer for satisfaction of the Ceding Insurer's obligations under this Reinsurance Agreement.

(b)    No liability shall attain in favor of the Ceding Insurer against any officer, director, member, agent or employee of the Reinsurer but the Ceding Insurer shall look solely to the assets of the Reinsurer for satisfaction of the Ceding Insurer's obligations under this Reinsurance Agreement.

20.2    Integration.    This Reinsurance Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the Parties or either of them with respect to the subject matter hereof.

20.3    Assignment.    Neither this Reinsurance Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by any Party (including by operation of law).

20.4    Amendment.    The Ceding Insurer shall not permit any amendments or modifications to this Reinsurance Agreement or agree to voluntary termination of this Reinsurance Agreement.

20.5    Taxes.    The Ceding Insurer has agreed to pay the federal excise tax on the premium payable hereunder to the extent such premium is subject to federal excise tax, including any additional federal excise tax with respect to such payments.

20.6    Errors and Omissions.    Any inadvertent act, delay, omission or error by either Party will not relieve either Party of any liability under this Reinsurance Agreement, provided such act, delay, omission or error is not prejudicial to the other Party and is rectified promptly or reasonably upon discovery by the responsible Party.

20.7    Notice.    Any written notice required to be provided under this Reinsurance Agreement shall be effective if provided by facsimile transmission or by physical delivery to:

If to the Reinsurer, to:

Shackleton Re Limited
c/o HSBC Financial Services (Cayman) Limited
P.O. Box 1109 GT
Strathvale House, North Church Street
George Town
Grand Cayman, Cayman Islands
Telephone No.: (345) 949-7755
Fax No.: (345) 949-7634
Attention: The Directors

If to the Ceding Insurer, to:

Endurance Specialty Insurance Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke, HM 08, Bermuda
Attn: General Counsel
Telephone No.: 441-278-0400
Fax No.: 441-278-0401

If to the Administrative Agent, to:

Goldman Sachs Credit Partners L.P.
1 New York Plaza
New York, New York 10004
Attention: [Stephen King][Elizabeth Fischer][Rob Schatzman]
Telecopier: (212) 902-3000

or to such other address for either party as such party shall hereafter designate by like notice.

20.8    Payment Instruction.    (a)    All payments to the Ceding Insurer under this Reinsurance Agreement shall, if payable directly to the Ceding Insurer, be made via wire transfer to the following account:

With respect to the Coverage A: Code [    ]
With respect to the Coverage B: Code [    ]
With respect to the Coverage C: Code [    ]

With respect to any other coverage, as set forth in the applicable Endorsement to this Reinsurance Agreement.

(b)    All payments to the Reinsurer under this Reinsurance Agreement set forth in Section 9.1(a) shall be made to the Reinsurer via wire transfer to the following account:

With respect to the Tranche B Loan:

With respect to the Tranche C Loan:

With respect to any other coverage, as set forth in the applicable Endorsement to this Reinsurance Agreement.

(c)    All payments to the Reinsurer under this Reinsurance Agreement set forth in Section 9.1(c) shall be made to the Reinsurer via wire transfer to the following account:

20.9    Currency.    All amounts due to either Party hereunder shall be payable in United States currency.

20.10    Survival.    All obligations, representations, and warrantees made in this Reinsurance Agreement shall survive the termination of this Reinsurance Agreement and shall continue in force and effect until all obligations of the parties hereunder have been discharged in full.

20.11    Severability.    If any provision (or portion of a provision) of this Reinsurance Agreement shall be held to be invalid, illegal, or unenforceable according to the laws, regulations, or public policy of any jurisdiction, the validity, legality, and enforceability of the remaining provisions (and such portions of provisions) shall in no way be affected or impaired thereby, and such invalidity, illegality, or unenforceability of such provision (or such portion of a provision) in such jurisdiction shall not affect the validity, legality, or enforceability of such provision (or such portion of a provision) in any other jurisdiction.

20.12    Counterparts.    This Reinsurance Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Reinsurance Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first written above.

SHACKLETON RE LIMITED
By:	/s/ Linda Haddleton
Name: Linda Haddleton Title: Director
ENDURANCE SPECIALTY INSURANCE LTD.
By:	/s/ John V. Del Col
Name: John V. Del Col Title: General Counsel and Secretary